Exhibit (d)(1)

AMENDMENT NO. 21 DATED JUNE 11, 2014 TO THE PROSHARES TRUST INVESTMENT ADVISORY AGREEMENT DATED DECEMBER 15, 2005, BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

As of June 11, 2014

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate based on its average daily net assets, as follows:1

Fee	Portfolio’s Average Daily Net Asset Level
75 basis points	First $6.0 billion
70 basis points	Next $4.0 billion
65 basis points	Thereafter

NAME OF PORTFOLIO
ProShares Ultra S&P500
ProShares Ultra MidCap400
ProShares Ultra Dow30
ProShares Ultra QQQ
ProShares Ultra Russell1000 Value
ProShares Ultra Russell1000 Growth
ProShares Ultra Russell MidCap Value
ProShares Ultra Russell MidCap Growth
ProShares Ultra Russell2000 Value
ProShares Ultra Russell2000 Growth
ProShares Ultra Basic Materials
ProShares Ultra Biotechnology
ProShares Ultra Consumer Goods
ProShares Ultra Consumer Services
ProShares Ultra Financials
ProShares Ultra Health Care
ProShares Ultra Industrials
ProShares Ultra Oil & Gas
[Portions of this schedule have been redacted]
ProShares UltraPro Short S&P500
ProShares UltraPro Short QQQ
ProShares UltraPro Short Dow30
ProShares UltraPro Short Russell2000
ProShares UltraPro Short MidCap400
ProShares UltraPro Short MSCI EAFE
ProShares UltraPro Short 3-7 Year Treasury
ProShares UltraPro Short 7-10 Year Treasury
ProShares UltraPro Short 20+ Year Treasury
ProShares UltraPro Short MSCI Emerging Markets

[1]	All fees are computed daily and paid monthly

NAME OF PORTFOLIO
ProShares UltraPro Short Financials
ProShares UltraPro Short Oil & Gas
[Portions of this schedule have been redacted]
ProShares Large Cap Core Plus
ProShares RAFI Long/Short
ProShares Hedge Replication ETF
ProShares MSCI Latin America
ProShares MSCI EAFE – 15% Volatility
ProShares MSCI Emerging Markets – 15% Volatility
ProShares Russell 2000 – 15% Volatility
ProShares S&P Midcap 400 – 15% Volatility
ProShares NASDAQ 100 – 15% Volatility
ProShares Russell 1000 – 15% Volatility
ProShares Dow 30 – 15% Volatility
ProShares Merger ETF

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate based on its average daily net assets, as follows:8

NAME OF PORTFOLIO	COMPENSATION
(at annual rate expressed as a percentage of average daily net assets of each Fund)
[Portions of this schedule have been redacted]
ProShares UltraPro 10 Year TIPS/TSY Spread	0.55%
ProShares UltraPro Short 10 Year TIPS/TSY Spread	0.55%
[Portions of this schedule have been redacted]
ProShares 30 Year TIPS/TSY Spread	0.55%
ProShares Short 30 Year TIPS/TSY Spread	0.55%
ProShares German Sovereign / Sub-Sovereign ETF	0.35%
ProShares Sovereign Fiscal Strength ETF	0.35%
ProShares USD Covered Bond	0.35%
[Portions of this schedule have been redacted]
ProShares Global Listed Private Equity ETF	0.50%
ProShares High Yield–Interest Rate Hedged	0.50%
ProShares Global Direct Infrastructure ETF	0.45%
ProShares S&P 500 Aristocrats ETF	0.35%
ProShares Investment Grade–Interest Rate Hedged	0.30%
ProShares Short Term USD Emerging Markets Bond ETF	0.50%
ProShares MSCI Emerging Markets Dividend Masters ETF	0.60%
ProShares MSCI EAFE Dividend Masters ETF	0.50%
[Portions of this schedule have been redacted]
ProShares CDS North American HY Credit ETF	0.65%
ProShares CDS Short North American HY Credit ETF	0.65%
ProShares CDS North American IG Credit ETF	0.65%
ProShares CDS Short North American IG Credit ETF	0.65%
ProShares CDS European HY Credit ETF	0.65%
ProShares CDS Short European HY Credit ETF	0.65%
ProShares CDS European IG Credit ETF	0.65%
ProShares CDS Short European IG Credit ETF	0.65%

PROSHARE ADVISORS LLC, a Maryland limited liability company		PROSHARES TRUST, a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Todd B. Johnson
	Michael L. Sapir Chief Executive Officer		Todd B. Johnson President

[8]	All fees are computed daily and paid monthly